EXHIBIT 23.4

              LETTER OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (Long-term incentive plan) of our report dated May 20, 1996 on the consolidated balance sheets of Quitral-Co S.A.I.C. and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, included in the Current Report on Form 8-K filed by Pride International, Inc. (formerly Pride Petroleum Services, Inc.) on March 25, 1997, as amended by a Form 8-K/A filed on April 8, 1997, and to all references to our Firm included in this registration statement on Form S-8 by Pride International, Inc.


                                          PISTRELLI, DIAZ Y ASOCIADOS

                                          /s/ ENRIQUE C. GROTZ
                                          ENRIQUE C. GROTZ
                                          Partner

Buenos Aires, Argentina
September 4, 1997